                                                                     EXHIBIT 4.4

                            STANDARD PACIFIC CORP.

                             OFFICERS' CERTIFICATE
                             ---------------------


     Pursuant to Sections 2.01 and 2.03(a) of the Indenture, dated as of April 1, 1992 (the "Indenture"), between Standard Pacific Corp., a Delaware corporation (the "Company"), and United States Trust Company of New York, as Trustee (the "Trustee"), the undersigned, Stephen J. Scarborough and Andrew H. Parnes, the President and Vice President, Treasurer and Chief Financial Officer of the Company, respectively, hereby certify on behalf of the Company as follows:

          1. AUTHORIZATION. The establishment of 8% Senior Notes as a series of Securities of the Company (the "Notes") has been approved and authorized in accordance with the provisions of the Indenture. The form of Note attached hereto as Exhibit A has been approved and authorized in accordance with the provisions of the Indenture.

          2. COMPLIANCE WITH CONDITIONS PRECEDENT. All conditions precedent provided for in the Indenture relating to the establishment and issue of the Notes as a series of Securities of the Company and the establishment of a form of Note as a Security have been complied with.

          3. TERMS. The terms of the series of Securities established pursuant to this Officers' Certificate shall be as follows:

               (A) TITLE. The title of the series of Securities established hereby is the "8% Senior Notes due 2008."

               (B) AGGREGATE PRINCIPAL AMOUNT. The limit upon the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.08, 2.09, 2.11, 3.06 and 9.05 of the Indenture and except for any Notes which, pursuant to Section 2.04 of the Indenture, are deemed never to have been authorized and delivered thereunder) is $175,000,000 of which $100,000,000 will be issued on the date hereof and the remainder of which will remain available for future issuance.

               (C) FORM; RESTRICTIVE LEGENDS; BOOK-ENTRY PROVISION FOR GLOBAL NOTES; SPECIAL TRANSFER PROVISIONS.

                    (I) FORM. Securities offered and sold in reliance on Rule 144A promulgated under the Securities Act of 1933, as amended, (the "Securities Act") shall be issued initially in the form of one or more permanent global Notes (each a "Restricted Global Note"), registered in the name of the Depositary (as defined in the Indenture) or its nominee, substantially in the form of Exhibit A, deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as herein provided. The aggregate principal amount of the Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

               Notes offered and sold in offshore transactions in reliance on Regulation S promulgated under the Securities Act shall be issued initially in the form of one or more temporary global Notes, registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A (the "Regulation S Temporary Global Notes") deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as provided herein. Thereafter, following receipt by the Trustee of an Officers' Certificate of the Company to such effect, at any time on or after March 23, 1998 (the "Offshore Notes Exchange Date"), the Trustee shall exchange the outstanding principal amount of Notes represented by the Regulation S Temporary Global Notes for one or more permanent global Notes registered in the name of the Depositary or its nominee, substantially in the form hereinabove recited without the Securities Act Legend (as defined below) (the "Regulation S Permanent Global Notes"; and together with the Regulation S Temporary Global Note, the "Regulation S Global Notes") duly executed by the Company and authenticated by the Trustee as provided herein. In connection with such exchange, the Trustee shall hold the Regulation S Permanent Global Notes as custodian for the Depositary or its nominee, reflect on its books and records the date of such exchange and cancel the Regulation S Temporary Global Notes. Restricted Global Notes and Regulation S Global Notes are sometimes referred to herein as the "Global Notes". The aggregate principal amount of Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

               Following the original issuance of Notes, Notes offered and sold to an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act and which is not a Qualified Institutional Buyer (as defined below), an "Institutional Accredited Investor"), shall be issued in the form of one or more physical certificated Notes (each a "Certificated Note") registered in the name of the purchaser thereof. Certificated Notes may only be issued in the circumstances described in subparagraph (c)(iii)(B) and subparagraph (c)(iv)(A) below.

                    (II)  RESTRICTIVE LEGENDS.

               (A) Each Restricted Global Note, each Regulation S Global Note and each Certificated Note shall bear the following legend (the "Securities Act Legend") on the face thereof until the provisions of subparagraph (c)(iv)(C) or the second subparagraph of paragraph (c)(i) relating to the removal of such legend are complied with:

               THE SECURITY (OR ITS PREDECESSORS) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
               SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY

               BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED THAT IN THE CASE OF A TRANSFER PURSUANT TO THIS CLAUSE (d), SUCH TRANSFER IS EFFECTED BY THE DELIVERY TO THE TRANSFEREE OF DEFINITIVE SECURITIES REGISTERED IN ITS NAME (OR ITS NOMINEE'S NAME) IN THE BOOKS MAINTAINED BY THE REGISTRAR, AND IS SUBJECT TO THE RECEIPT BY THE REGISTRAR (AND THE COMPANY, IF IT SO REQUESTS) OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

               (B) Each Global Note shall also bear the following legend (the "Global Legend") on the face thereof:

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.


                    (III)  BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

               (A) Each Restricted Global Note initially shall (i) be registered in the name of a nominee of the Depositary and (iii) bear legends as set forth in paragraph (c)(ii) above. Each Regulation S Temporary Global Note initially shall (i) be registered in the name of a nominee for the Depositary for the accounts of Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel"), (ii) be delivered to the Trustee as custodian on behalf of the Depositary and (iii) bear legends as set forth in paragraph (c)(ii) above. Each Regulation S Permanent Global Note initially shall (i) be registered in the name of a nominee of the Depositary, (ii) be delivered to the Trustee as custodian on behalf of the Depositary and (iii) bear the legend as set forth in subparagraph (c)(ii)(B) above. Prior to the Offshore Notes Exchange Date, interests in the Regulation S Temporary Global Note may only be held through Euroclear and Cedel. Following the Offshore Notes Exchange Date, interests in the Regulation S Permanent Global Note may be held by any member of, or participants in, the Depositary ("Agent Members").

               Agent Members shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of any of them as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Note.

               (B) Except as provided in paragraph (c)(iv), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in any Restricted Global Note or Regulation S Global Note, respectively, if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Restricted Global Note or Regulation S Global Note, as the case may be, and a successor depository is not appointed by the Company within 90 days of such notice, (ii) the Company, in its sole discretion, shall so request or (iii) an Event of Default has occurred and is continuing and the Registrar shall have received a request from the Depository to issue such Certificated Notes.

               (C) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

               (D) In connection with the transfer of an entire Restricted Global Note or Regulation S Global Note to beneficial owners pursuant to subparagraph (B) of this paragraph, the Restricted Global Note or Regulation S Global Note, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Restricted Global Note or Regulation S Global

               Note, as the case may be, an equal aggregate principal amount of Certificated Notes of authorized denominations.

               (E) Any Certificated Note delivered in exchange for an interest in a Restricted Global Note pursuant to subparagraph (B) or (D) of this paragraph shall, except as otherwise provided by subparagraph (C) of paragraph (c)(iv), bear the Securities Act Legend.

                    (IV) SPECIAL TRANSFER PROVISIONS. Unless and until the Securities Act Legend is removed from a Certificated Note or Global Note pursuant to subparagraph (C) below (including as a result of an exchange completed on the Offshore Notes Exchange Date pursuant to paragraph (c)(i) above), the following additional provisions shall apply to the proposed transfer, exchange or replacement of Certificated Notes:

               (A)  Transfers to Non-QIB Institutional Accredited Investors.
                    -------------------------------------------------------
               The following provisions shall apply with respect to the registration of any proposed transfer of a Note (or interest in a Global Note) to any Institutional Accredited Investor which is not a Qualified Institutional Buyer (within the meaning of Rule 144A under the Securities Act, a "Qualified Institutional Buyer") or to a Non-U.S. Person (as defined in Regulation S):

                    (1) The Registrar shall register the transfer of any Certificated Note containing the Securities Act Legend or any interest in a Restricted Global Note if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer or (y) the proposed transferee (excluding Non-U.S. Persons) has delivered to the Registrar a certificate substantially in the form of Exhibit B hereto or if the transferee is a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto.

                    (2) If the proposed transferor is an Agent Member holding a beneficial interest in a Restricted Global Note and the proposed transferee is an Institutional Accredited Investor which is not a Qualified

                    Institutional Buyer, upon receipt by the Depositary and Registrar of (x) the documents required by subparagraph (1) above (if such transfer is pursuant to clause (y) of subparagraph (1) above) and (y) instructions given in accordance with the Registrar's procedures, the Registrar shall reflect on its books and records the date of such transfer and a decrease in the principal amount of such Restricted Global Note in an amount equal to the principal amount of the beneficial interest in such Restricted Global Note to be transferred and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount.

               (B)  Transfers to Qualified Institutional Buyers.  The following
                    -------------------------------------------
               provisions shall apply with respect to the registration of any proposed transfer of a Note (or interest in a Global Note) to a Qualified Institutional Buyer:

                    (1) The Registrar shall register the transfer of any Certificated Note containing the Securities Act Legend if
                    (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a Qualified Institutional Buyer within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                    (2)  If the Note to be transferred is a

                    Certificated Note containing the Securities Act Legend and the proposed transferee is an Agent Member holding such interest on behalf of a Qualified Institutional Buyer, upon receipt by the Registrar of (x) the documents referred to in subparagraph (1) above (if such transfer is pursuant to clause (y) of subparagraph (1) above) and (y) instructions given in accordance with the Registrar's procedures, the Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of the Restricted Global Note in an amount equal to the principal amount of the Certificated Note to be transferred and the Trustee shall cancel the Certificated Note so transferred.

               (C)  Securities Act Legend.  Upon the registration of transfer,
                    ---------------------
               exchange or replacement of Notes bearing the Securities Act Legend, the Registrar shall deliver only Notes that bear the Securities Act Legend unless the requested transfer, exchange or replacement (i) is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer, exchange or replacement, (ii) is made under the circumstances contemplated by the second subparagraph of paragraph (c)(i) or (iii) there is delivered to the Registrar an opinion of counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Upon the registration of transfer, exchange or replacement of Notes not bearing the Securities Act Legend, the Registrar shall deliver Notes that do not bear the Securities Act Legend.

               (D)  General.  By its acceptance of any Note bearing the
                    -------
               Securities Act Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth herein and in the Securities Act Legend and agrees that it will transfer such Note only as provided herein. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth herein. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

               The Registrar shall retain copies of all letters, notices and other written communications received pursuant to paragraph
               (c)(iii) or this paragraph (c)(iv) in accordance with its customary procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

               (D) PERSONS TO WHOM INTEREST PAYABLE. Interest on the Notes shall be payable to the person in whose name a Note is registered at the close of business (whether or not a Business Day) on the Regular Record Date (as defined in the Indenture), for such interest payment, except (i) that interest payable on February 15, 2008 shall be payable to the person to whom principal is payable, and (ii) that default interest shall be payable in the manner provided in Section 2.13 of the Indenture.

               (E) STATED MATURITY. The date on which the principal of the Notes shall be payable, unless accelerated pursuant to the Indenture, is February 15, 2008.

               (F) RATE OF INTEREST; INTEREST PAYMENT DATES; REGULAR RECORD DATES; OVERDUE PRINCIPAL AND INTEREST.

                    (I) RATE OF INTEREST. The principal amount of each of the Notes shall bear simple interest at the rate of 8% per annum. The date from which interest shall accrue for each of the Notes shall be February 10, 1998 or in the case of Notes issued after August 15, 1998, the Interest Payment Date next preceeding the date of issuance of such Notes. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                    (II) INTEREST PAYMENT DATES.  Interest on the

               Notes shall be payable semiannually in arrears on February 15 and August 15 of each year, commencing August 15, 1998.

                    If any Interest Payment Date or Maturity of the Notes falls on a day that is not a Business Day, the payment due on such Interest Payment Date or at Maturity will be made on the following day that is a Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be.

                    (III) REGULAR RECORD DATES. The Regular Record Dates for interest payable on each February 15 and August 15 will be the immediately preceding February 1 and August 1 (whether or not a Business Day), respectively.

                    (IV) OVERDUE PRINCIPAL AND INTEREST. Overdue principal and, to the extent payment of such interest shall be legally enforceable, overdue installments of interest shall bear interest at the rate of 8% per annum.

               (G) PLACE OF PAYMENT; REGISTRATION OF TRANSFER AND EXCHANGE; NOTICES TO COMPANY.

                    (I) PLACE OF PAYMENT. Payment of the principal of and interest on the Notes will be made at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, and at any other office or agency designated by the Company for such purpose; provided, however, that at the option of the
                             --------  -------
               Company, payment of interest due (other than at Maturity or upon Redemption) may be made by check mailed to the address of the person entitled thereto as such address shall appear in the register of Securities.

                    (II) REGISTRATION OF EXCHANGE AND TRANSFER.  Notes may be
               presented for exchange and registration of transfer at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or at the office of any transfer agent hereafter designated by the Company for such purpose.

                    (III) NOTICES TO COMPANY. Notices and demands to or upon the Company in respect to the Notes and the Indenture may be served at Standard Pacific Corp., 1565 West MacArthur Boulevard, Costa Mesa, California 92636, Attention: Vice President and Treasurer.

               (H) OPTIONAL REDEMPTION. Except as set forth in the following paragraph, the Notes will not be redeemable at the option of the Company prior to February 15, 2003. Thereafter, the Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 15 of the years set forth below:

                                                         Redemption
               Year                                        Price
               ----                                     ----------
               2003...................................    104.00%
               2004...................................    102.67%
               2005...................................    101.33%
               2006 and thereafter....................    100.00%

               If less than all of the Notes are to be redeemed, the Trustee will select the Notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

               (I) ACCELERATION. The principal amount of the Notes shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02 of the Indenture.

               (J) CHANGE OF CONTROL. Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase all or a portion of such Holder's Notes at a purchase price in cash equal to 101 percent of the principal amount thereof plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the provisions of the next paragraph.

               Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

          (aa) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101 percent of the principal amount outstanding at the repurchase date plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date) (the "Repurchase Price");

          (bb) the circumstances and relevant facts and relevant financial information regarding such Change of Control;

          (cc) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Repurchase Date");

          (dd) that any Note not tendered or accepted for payment will continue to accrue interest;

          (ee) that any Note accepted for payment shall cease to accrue interest after the Repurchase Date;

          (ff) that Holders electing to have a Note purchased will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the Notice at least five days before the Repurchase Date;

          (gg) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three days prior to the Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased; and

          (hh) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

               On the Repurchase Date, the Company shall (i) accept for payment Notes or portions thereof properly tendered, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted, payment in an amount equal to the Repurchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount of any unpurchased portion of the Note surrendered. The Company will publicly announce the results on or as soon after as practical the Repurchase Date. For purposes of this paragraph (j), the Trustee shall act as the Paying Agent.

               (K) REGISTRAR OF SECURITIES; PAYING AGENT. The Company hereby appoints the Trustee as the Registrar and initial Paying Agent. The books of the Registrar of the Securities for the Notes will be initially maintained at the Corporate Trust Office of the Trustee.

               (L) COMPLIANCE WITH SECURITIES LAWS. The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to Section 3(h), 3(j), 3(m)(i) or 3(m)(v) hereunder. To the extent that the provisions of any securities laws or regulations conflict with said provisions hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under said provisions hereunder by virtue thereof.

               (M) CERTAIN COVENANTS OF THE COMPANY. The Company covenants as follows:

                    (I) MAINTENANCE OF CONSOLIDATED NET WORTH. The Company shall furnish to the Trustee a certificate (signed by a Vice President, and by its Treasurer, its Secretary or an Assistant Secretary) within 45 days after the end of each fiscal quarter of the Company (90 days after the end of its fiscal year) setting forth the Consolidated Net Worth of the Company and its Restricted Subsidiaries at the end of such fiscal quarter. If the Consolidated Net Worth of the Company and its Restricted Subsidiaries at the end of any two consecutive fiscal quarters is less than $200,000,000, then the Company shall make an offer to all Holders to acquire (the "Offer") on the last day of the fiscal quarter next following such second fiscal quarter or, if such second fiscal quarter ends on the last day of the Company's fiscal year, 135 days after the end of such second fiscal quarter (the "Purchase Date"), 10% of the aggregate principal amount of Notes originally issued (or, if less than 10% of the principal amount of the Notes originally issued are then outstanding, then all of the Notes outstanding at that time, such amount being referred to as the "Offer Amount") at a purchase price equal to 100% of the aggregate principal amount thereof together with accrued and unpaid interest to the Purchase Date. In no event shall the failure to meet the minimum Consolidated Net Worth stated above at the end of any fiscal quarter be counted toward more than one Offer.

                    The Company shall provide the Trustee with notice of the
               Offer at least 45 days before any such Purchase Date and at least 10 days before the notice of any Offer is mailed to Holders. The Company shall notify the Trustee promptly after the occurrence of any of the events specified in this paragraph (i).

                    Notice of an Offer shall be mailed by the Trustee not less than 30 days nor more than 60 days before the Purchase Date to the Holders of the Notes at their last registered address. The Offer shall remain open from the time of mailing until 5 days before the Purchase Date. The Notice shall be accompanied by a copy of the information regarding the Company required to be contained in a Quarterly Report on Form 10-Q for the second fiscal quarter referred to above if such second fiscal quarter is one of the Company's first three fiscal quarters. If such second fiscal quarter is the Company's last fiscal quarter, a copy of the information required to be contained in an Annual Report to Shareholders pursuant to Rule 14a-3 under the Exchange Act for the fiscal year ending with such second fiscal quarter shall either accompany the notice or be mailed to Holders not less than 15 days before the Purchase Date. The Notice shall contain all instructions and materials necessary to enable such Holders to tender

               Notes pursuant to the Offer. The Notice, which shall govern the terms of the Offer, shall state:

               (aa) that the Offer is being made pursuant to this paragraph
                    (m)(i);

               (bb) the Offer Amount, the purchase price and the Purchase Date;

               (cc) that any Note not tendered or accepted for payment will continue to accrue interest;

               (dd) that any Note accepted for payment pursuant to the Offer shall cease to accrue interest after the Purchase Date;

               (ee) that Holders electing to have a Note purchased pursuant to an Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the Notice at least five days before the Purchase Date;

               (ff) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

               (gg) that if Notes in a principal amount in excess of the Offer
                    Amount are tendered pursuant to the Offer, the Company shall purchase Notes on a pro rata basis or by lot or in such other manner as the Trustee shall deem fair and appropriate; and

               (hh) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

                    On the Purchase Date, the Company shall (i) accept for
               payment Notes or portions thereof properly tendered pursuant to the Offer (on a pro rata basis, by lot or in such other manner specified by the Trustee if required pursuant to paragraph (gg) above), (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount of any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Offer on or as soon as practicable after the Purchase Date. For purposes of this paragraph (m)(i), the Trustee shall act as the Paying Agent.

                    (II) LIMITATION ON ADDITIONAL INDEBTEDNESS.  The Company
               will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness unless, after giving effect thereto, either (i) the ratio of Indebtedness of the Company and the Restricted Subsidiaries (excluding, for purposes of this calculation only, (A) purchase money mortgages that are Non-Recourse Indebtedness, and (B) Indebtedness Incurred under letters of credit, escrow agreements and surety bonds obtained in the ordinary course of business) to Consolidated Tangible Net Worth of the Company is less than 2.25 to 1; or (ii) the Consolidated Coverage Ratio exceeds 2.0 to 1.

               Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may Incur: (A) Indebtedness under one or more Bank Credit Facilities in an amount not in excess of $275 million; (B) purchase money mortgages that are Non-Recourse Indebtedness; (C) obligations Incurred under letters of credit, escrow agreements and surety bonds in the ordinary course of business; (D) Indebtedness Incurred under a Warehouse Facility, provided that the amount of such Indebtedness (excluding funding drafts issued thereunder) outstanding at any time pursuant to this clause (D) may not exceed 98 percent of the value of the Mortgages pledged to secure Indebtedness thereunder; and (E) Indebtedness Incurred solely for the purpose of refinancing or repaying any existing Indebtedness so long as

               (I) the principal amount of such new Indebtedness does not exceed the principal amount of the existing Indebtedness refinanced or repaid (plus the premiums or other payments required to be paid in connection with such refinancing or repayment and the expenses incurred in connection therewith), (II) the maturity of such new Indebtedness is not earlier than that of the existing Indebtedness to be refinanced or repaid, (III) such new Indebtedness, determined as of the date of incurrence, has an Average Life at least equal to the remaining Average Life of the Indebtedness to be refinanced or repaid, (IV) the new Indebtedness is pari passu with or subordinate to the Indebtedness being refinanced or repaid, and (V) the existing and new Indebtedness are obligations of the same entity.

                    (III) LIMITATIONS ON LIENS. The Company will not, and will not permit any Restricted Subsidiary to, issue, assume, guarantee or suffer to exist any Indebtedness secured by any mortgage, pledge, lien or other encumbrance of any nature (herein collectively referred to as a "lien" or "liens") upon any property of the Company or any Restricted Subsidiary, or on any shares of stock of any Restricted Subsidiary, without in any such case effectively providing that the Notes (together with, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary ranking pari passu with the Notes) shall be secured equally and ratably with such Indebtedness, except that the foregoing restrictions shall not apply to: (A) liens existing on December 31, 1997; (B) pledges, guarantees and deposits under workers' compensation laws, unemployment insurance laws or similar legislation, good faith deposits under bids, tenders or contracts, deposits to secure public or statutory obligations or appeal or similar bonds, and liens created by special assessment districts used to finance infrastructure improvements; (C) liens existing on property or assets of any entity on the date on which it becomes a Restricted Subsidiary, which secured Indebtedness is not Incurred in contemplation of such entity becoming a Restricted Subsidiary; (D) liens on or leases of model home units; (E) liens on property, inventory and receivables of Panel Concepts, Inc. ("Panel Concepts") to provide working capital (exclusive of cash and cash equivalents) for Panel Concepts in the ordinary course of business;

               (F) Capitalized Lease Obligations entered into in the ordinary course of business in amounts not in excess of $10,000,000 in the aggregate; (G) the replacement of any of the items set forth in clauses (A) through (F) above, provided that (i) the principal amount of the Indebtedness secured by liens shall not be increased, (ii) such Indebtedness, determined as of the date of Incurrence, has an Average Life at least equal to the remaining Average Life of the Indebtedness to be refinanced, (iii) the maturity of such Indebted ness is not earlier than that of the Indebtedness to be refinanced, and (iv) the liens shall be limited to the property or part thereof which secured the lien so replaced or property substituted therefor as a result of the destruction, condemnation or damage of such property; (H) liens on property acquired, constructed or improved by the Company or any Restricted Subsidiary, which liens are either existing at the time of such acquisition or at the time of completion of construction or improvement or created within 120 days after such acquisition, completion or improvement, to secure Indebtedness Incurred or assumed to finance all or part of such property, including any increase in the principal amount of such Indebtedness and any extension of the repayment schedule and maturity of such Indebtedness Incurred or entered into in the ordinary course of business; (I) liens or priorities incurred in the ordinary course of business, such as laborers', employees', carriers', mechanics', vendors' and landlords' liens or priorities; (J) liens for certain taxes and certain survey and title exceptions; (K) liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is in good faith prosecuting an appeal or proceeding for review and with respect to which it has secured a stay of execution pending such appeal or proceeding for review; (L) liens on property owned by any Homebuilding Joint Venture; (M) liens securing a Warehouse Facility, provided that such liens shall not extend to any assets other than the mortgages, promissory notes and other collateral that secures mortgage loans made by the Company or any of its Restricted Subsidiaries; and (N) liens which would otherwise be subject to the foregoing restrictions which, when the Indebtedness relating to those liens is added to all other then outstanding Indebtedness of the Company and the Restricted

               Subsidiaries secured by liens and not listed in clauses (A) through (M) above, does not exceed $50,000,000.

                    (IV) LIMITATION ON RESTRICTED PAYMENTS.  The Company will
               not, nor will it permit any Restricted Subsidiary to, directly or indirectly, (A) declare or pay any dividend on, or make any distribution in respect of, or purchase, redeem or otherwise acquire or retire for value, any Capital Stock of the Company other than through the issuance solely of the Company's own Capital Stock (other than Disqualified Stock), or rights thereto;
               (B) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value prior to scheduled principal payments or maturity, Indebtedness of the Company or any Restricted Subsidiary which is expressly subordinated in right of payment to the Notes (other than Indebtedness Incurred after the issuance of the Notes provided that such repayment, redemption, repurchase, defeasance or other retirement is made substantially concurrent with the receipt of proceeds from the Incurrence of Indebtedness that by its terms is both subordinated in right of payment to the Notes and matures, by sinking fund or otherwise, after February 15, 2008; or (C) make any Restricted Investment (such payments or any other actions described in (A),
               (B) and (C) being referred to herein collectively as, "Restricted Payments") unless (I) at the time of, and after giving effect to, the proposed Restricted Payment, no Event of Default (and no event that, after notice or lapse of time, or both, would become an Event of Default) shall have occurred and be continuing, (II) the Company is able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph of Section (m)(ii) herein, and
               (III) at the time of, and after giving effect thereto, the sum of the aggregate amount expended (or with respect to guaranties or similar arrangements the amount then guaranteed) for all such Restricted Payments (the amount expended for such purposes, if other than in cash, to be determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors filed with the Trustee) subsequent to June 30, 1997 shall not exceed the sum of (aa) 50% of the aggregate Consolidated Net Income (or, in case such aggregate Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis subsequent to June 30, 1997, (bb) the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors filed with the Trustee), received by the Company from the issuance or sale, after the date of issuance of the Notes, of Capital Stock (other than Disqualified Stock) of the Company, including Capital Stock (other than Disqualified Stock) of the Company issued subsequent to the date of issuance of the Notes upon the conversion of Indebtedness of the Company initially issued for cash, (cc) 100% of dividends or distributions (the fair value of which, if other than cash, to be determined by the Board of Directors, in good faith) paid to the Company (or any Restricted Subsidiary) by an Unrestricted Subsidiary, Homebuilding Joint Venture or any other person in which the Company (or any Restricted Subsidiary), directly or indirectly, has an ownership interest but less than a 100% ownership interest to the extent that such dividends or distributions do not exceed the amount of loans, advances or capital contributions made to any such entity or person subsequent to the date of issuance of the Notes and included in the calculation of Restricted Payments, and (dd) $40,000,000; provided, however, that the foregoing shall not prevent (i) the
               --------  -------
               payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration the making of such payment would have complied with the provisions of this limitation on dividends; provided, however, that such dividend shall be included in future calculations of Restricted Payments,
               (ii) the retirement of any shares of the Company's Capital Stock by exchange for, or out of proceeds of the substantially concurrent sale of, other shares of its Capital Stock (other than Disqualified Stock); provided, however, that the aggregate net proceeds from such sale shall be excluded from the calculation of the amounts under subclause (bb) above, (iii) the redemption, repayment, repurchase, defeasance or other retirement of Indebtedness with proceeds received from the substantially concurrent sale of shares of the Company's Capital Stock (other than Disqualified Stock); provided however, that the aggregate net proceeds from such sale shall be excluded from the calculation of the amounts under subclause (bb) above, or (iv) any investment or investments in Standard Pacific Savings, F.A.

               ("Savings") by the Company or any of its Restricted Subsidiaries for the purpose of causing Savings to comply with any regulatory agreements existing on the date of issuance of the Notes or with any applicable law, rule, regulation, official interpretation of law, rule or regulation or official directive which governs the capital maintenance, net worth or similar regulatory requirements applicable to Savings.

                    (V) LIMITATION ON ASSET SALES.  The Company will not, and
               will not permit any Restricted Subsidiary to, make an Asset Disposition, other than for fair market value and in the ordinary course of business, with an aggregate net book value as of the end of the immediately preceding fiscal quarter greater than 10% of the Company's total consolidated assets as of that date, unless (A) the consideration received by the Company (or a Restricted Subsidiary, as the case may be) for such disposition consists of at least 70% cash; provided, however, that for
                                              --------  -------
               purposes of this provision (A), the amount of any liabilities assumed by the transferee and any notes or other obligations received by the Company or a Restricted Subsidiary which are immediately converted into cash shall be deemed to be cash, and
               (B) the Company shall within one year after the date of such sale or sales, apply the Net Proceeds from such sale or sales in excess of an amount equal to 10% of the Company's total consolidated assets to (I) a purchase of or an Investment in Additional Assets (other than cash or cash equivalents), (II) repayment of indebtedness of the Company which is pari passu with
                                                                 ---- -----
               the Notes, and/or (III) make an offer to acquire all or part of the Notes at a purchase price equal to the principal amount thereof plus accrued and unpaid interest thereon to the purchase date.

                    In the event the Company elects to or shall be required to offer to redeem Notes pursuant to the provisions of this paragraph (m)(v), the Company shall deliver to the Trustee an Officers' Certificate specifying the Asset Sale Offer Amount (as defined below) and the Asset Sale Purchase Date (as defined below). Within 15 days thereafter, the Company shall mail or cause the Trustee to mail (in the Company's name and at its expense) an offer to redeem (the "Asset Sale Offer") to each Holder of Notes. The redemption price shall be 100% of the principal amount of the Notes plus accrued interest to the redemption date and upon surrender to the Trustee or the Paying Agent, the Holders of such Notes shall be paid the redemption price. The date designated for repurchase of Notes pursuant to an Asset Sale Offer (the "Asset Sale Purchase Date") shall be a date designated by the Company that is not less than 30 days nor more than 60 days before notice of an Asset Sale Offer is to be and shall be mailed by the Trustee to the Holders of the Notes at their last registered address. The Asset Sale Offer shall remain open from the time of mailing until 5 days before the Asset Sale Purchase Date. The Notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Notice, which shall govern the terms of the Asset Sale Offer, shall state:

               (aa) that the Asset Sale Offer is being made pursuant to this paragraph (m)(v);

               (bb) the amount of Notes offered to be redeemed (the "Asset Sale
                    Offer Amount"), the purchase price and the Asset Sale Purchase Date;

               (cc) that any Note not tendered or accepted for payment will continue to accrue interest;

               (dd) that any Note accepted for payment pursuant to the Asset
                    Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

               (ee) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the Notice at least five days before the Asset Sale Purchase Date;

               (ff) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three days prior to the Asset Sale Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

               (gg) that if Notes in a principal amount in excess of the Asset
                    Sale Offer Amount are tendered pursuant to the Asset Sale Offer, the Company shall purchase Notes on a pro rata basis or by lot or in such other manner as the Trustee shall deem fair and appropriate; and

               (hh) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

                    On the Asset Sale Purchase Date, the Company shall (i)
               accept for payment Notes or portions thereof properly tendered pursuant to the Asset Sale Offer (on a pro rata basis, by lot or in such other manner specified by the Trustee if required pursuant to paragraph (gg) above), (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount of any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on or as soon after as practical the Asset Sale Purchase Date. For purposes of this paragraph (m)(v), the Trustee shall act as the Paying Agent.

                    (VI) TRANSACTIONS WITH AFFILIATES.  (A) The Company shall
               not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof (I) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a person who is not such an Affiliate; and (II) if such Affiliate Transaction (or series of related Affiliate Transactions) involve aggregate payments in an amount in excess of $10 million in any one year, (aa) are set forth in writing, (bb) comply with clause (I) above and (cc) have been approved by a majority of the disinterested members of the Board of Directors.

                    (B) The provisions of the foregoing paragraph (A) shall not prohibit (I) any Restricted Payment permitted to be paid pursuant to the covenant described under clause (m)(iv) above; (II) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise, pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business and approved by the Board of Directors or a committee thereof; (III) the grant of stock options or similar rights to employees and directors of the Company in the ordinary course of business and pursuant to plans approved by the Board of Directors or a committee thereof; (IV) loans or advances to employees in the ordinary course of business of the Company or its Restricted Subsidiaries; (V) fees, compensation or employee benefit arrangements paid to and indemnity provided for the benefit of directors, officers or employees of the Company or any Subsidiary in the ordinary course of business; or (VI) any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

                    (VII) LIMITATION ON PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective, any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary (I) to pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (II) to make any loans or advances to the Company or (III) transfer any of its property or assets to the Company, except: (aa) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of issuance of the Notes; (bb) any encumbrance or restriction with respect to a Restricted

               Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary which was entered into on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (cc) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (aa) or
               (bb) of this covenant (or effecting a Refinancing of such Refinancing Indebtedness pursuant to this clause (cc)) or contained in any amendment to an agreement referred to in clause
               (aa) or (bb) of this covenant or this clause (cc); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no more restrictive in any material respect than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements; (dd) any such encumbrance or restriction consisting of customary contractual non-assignment provisions to the extent such provisions restrict the transfer of rights, duties or obligations under such contract; (ee) in the case of clause (III) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; (ff) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and
               (gg) any restriction imposed by applicable law.

                    (VIII) RESTRICTED AND UNRESTRICTED SUBSIDIARIES. The Company will not permit any Restricted Subsidiary to be designated as an Unrestricted Subsidiary unless the Company and its Restricted Subsidiaries would thereafter be permitted to (A) Incur at least $1.00 of Indebtedness under the first paragraph
               (m)(ii)
               above and (B) make a Restricted Payment of at least $1.00 under paragraph (m)(iv) above.

                    The Company will not permit any Unrestricted Subsidiary to be designated as a Restricted Subsidiary unless such Subsidiary has outstanding no Indebtedness except such Indebtedness as the Company could permit it to become liable for immediately after becoming a Restricted Subsidiary under paragraph (m)(ii) above.

                    Promptly after the adoption of any Board Resolution
               designating a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary, a copy thereof shall be filed with the Trustee, together with an Officers' Certificate stating that the provisions of this paragraph (m)(viii) have been complied with in connection with such designation.

                    The Company will not permit Standard Pacific of Texas, Inc.
               to be designated as an Unrestricted Subsidiary or permit the assets of the Company or any Subsidiary employed in the homebuilding operations to be transferred to an Unrestricted Subsidiary, except in amounts permitted under paragraph (m)(iv) above.

                    (IX) SUCCESSOR CORPORATION.  The Company will not
               consolidate with, merge into or transfer all or substantially all of its assets to another person unless (i) such person (if other than the Company) is a corporation organized under the laws of the United States or any state thereof or the District of Columbia and expressly assumes all the obligations of the Company under the Indenture and the Notes; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) the Consolidated Net Worth of the obliger of the Notes immediately after giving effect to such transaction (exclusive of any adjustments to Consolidated Net Worth relating to transaction costs and accounting adjustments resulting from such transaction) is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and (iv) the surviving corporation would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the covenant described under paragraph
               (m)(ii).

                    (X) REPORTS TO HOLDERS OF THE NOTES.  So long as the Company is subject to the periodic reporting requirements of the Exchange Act, it shall continue to furnish the information required thereby to the SEC. Even if the Company is entitled under the Exchange Act not to furnish such information to the SEC or to the holders of the Notes, it will nonetheless continue to furnish information under Section 13 or 15(d) of the Exchange Act to the SEC and the Trustee as if it were subject to such periodic reporting requirements.

               (N) ADDITIONAL EVENTS OF DEFAULT. In addition to the Events of Default specified in the Indenture, the following shall constitute Events of Default under Section 6.01 of the Indenture with respect to the Notes: (i) default under any mortgage, indenture (including the Indenture) or instrument under which is issued or which secures or evidences Indebtedness of the Company or any Restricted Subsidiary (other than Non-Recourse Indebtedness) which default constitutes a failure to pay principal of such Indebtedness in an amount of $20,000,000 or more when due and payable (other than as a result of acceleration) or results in Indebtedness (other than Non-Recourse Indebtedness) in the aggregate of $20,000,000 or more becoming or being declared due and payable before it would otherwise become due and payable, and (ii) entry of a final judgment for the payment of money against the Company or any Restricted Subsidiary in an amount of $5,000,000 or more which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal such judgment has expired or becomes subject to an enforcement proceeding.

               (O) CERTAIN DEFINITIONS. The following terms shall have the meanings indicated for purposes of this Officers' Certificate. All capitalized terms used in this Officers' Certificate and not otherwise defined herein shall have the meanings set forth in the Indenture.

               "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; or (ii) the Capital Stock of a person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; provided, however, that any such Restricted Subsidiary is primarily engaged in a Related Business. For purposes of this definition, "Related Business" means any business related, ancillary or complimentary (as defined in good faith by the Board of Directors) to the business of the Company and the Restricted Subsidiaries on the date of issuance of the Notes.

               "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar
          transaction (each referred to for the   purposes of this definition as
          a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders); (ii) all or substantially all the assets of any division, business segment or comparable line of business of the Company or any Restricted Subsidiary; or (iii) any other assets of the Company or any Restricted Subsidiary having a fair market value (as determined in good faith by the Board of Directors) in excess of $250,000 disposed of in a single transaction or series of related transactions outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary).

               "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment (assuming the exercise by the obligor of such Indebtedness of all unconditional (other than as to the giving of notice) extension options of each such scheduled payment date) of such Indebtedness multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

               "Bank Credit Facility" means the Revolving Credit Facility and any bank credit agreement or credit facility entered into in the future by the Company or any Restricted Subsidiary, as any of the same may be amended, waived, modified, refinanced or replaced from time to time.

               "Capitalized Lease Obligations" means any obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles.

               "Capital Stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

               "Change of Control" means the occurrence of any of the following events:

               (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50 percent of the total voting power of the Voting Stock of the Company;

               (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a majority vote of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

               (iii) the merger or consolidation of the Company with or into another person or the merger of another person with or into the Company, or the sale of all or substantially all the assets of the Company to another person, other than any such sale to one or more Restricted Subsidiaries, and in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100 percent of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation, or a parent corporation that owns all of the Capital Stock of such surviving corporation, that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation or such parent corporation, as the case may be.

               "Consolidated Coverage Ratio" with respect to the Company as of any date of determination means the ratio of the Company's EBITDA to its Consolidated Interest Incurred for the four fiscal quarters ending immediately prior to the date of determination. Notwithstanding clause (ii) of the definition of Consolidated Net Income, if the Indebtedness which is being Incurred is Incurred in connection with an acquisition by the Company or a Restricted Subsidiary, the Consolidated Coverage Ratio shall be determined after giving effect to both the Consolidated Interest Incurred related to the Incurrence of such Indebtedness and the EBITDA as if the acquisition had occurred at the beginning of the four fiscal quarter period (x) of the person becoming a Restricted Subsidiary,or (y) in the case of an acquisition of assets that constitute substantially all of an operating unit or business, relating to the assets being acquired by the Company or a Restricted Subsidiary.

               "Consolidated Interest Expense" of the Company means, for any period, the aggregate amount of interest which, in accordance with generally accepted accounting principles as in effect on the date of the issuance of the Notes, would be included on an income statement for the Company and its Restricted Subsidiaries on a consolidated basis, whether expensed directly, or included as a component of cost of goods sold, or allocated to joint ventures or otherwise (including, but not limited to, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense), excluding interest expense related to mortgage banking operations plus the product of (i) cash dividends paid on any Preferred Stock of the Company times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective aggregate federal, state and local tax rate of the Company, expressed as a decimal.

               "Consolidated Interest Incurred" of the Company means, for any period, (i) the aggregate amount of interest which, in accordance with generally accepted accounting principles as in effect on the date of the issuance of the Notes, would be included on an income statement for the Company and its Restricted Subsidiaries on a consolidated basis, whether expensed directly, or included as a component of cost of goods sold, or allocated to joint ventures or otherwise (including, but not limited to, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with Hedging Obligations, amortization of discount or premium, if any, and all other non-cash interest expense), excluding interest expense related to mortgage banking operations, plus or minus, without duplication; (ii) the difference between capitalized interest for such period and the interest component of cost of goods sold for such period; plus (iii) the product of (A) cash dividends paid on any Preferred Stock of the Company, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective aggregate federal, state and local tax rate of the Company, expressed as a decimal.

               "Consolidated Net Income" for any period, means the aggregate of the Net Income of the Company and its Restricted Subsidiaries for such period on a consolidated basis determined in accordance with generally accepted accounting principles as in effect on the date of the issuance of the Notes, provided that (i) the Net Income of any person in which the Company or any Restricted Subsidiary has, a joint interest with a third party (other than an Unrestricted Subsidiary) shall be included only to the extent of the lesser of (A) the amount of dividends or distributions actually paid to the Company or a Restricted Subsidiary or (B) the Company's direct or indirect proportionate interest in the Net Income of such person, provided that, so long as the Company or a Restricted Subsidiary has an unqualified legal right to require the payment of a dividend or distribution, Net Income shall be determined solely pursuant to clause (B); (ii) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and (iii) the Net Income of any Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or distributions (the fair value of which, if other than in cash, to be determined by the Board of Directors, in good faith) by such Subsidiary to the Company or to any of its consolidated Restricted Subsidiaries; and (iv) the Net Income of any Unrestricted Subsidiary, any Homebuilding Joint Venture or any other person in which the Company or any Restricted Subsidiary has a joint interest with a third party that is not existing on December 31, 1997 shall be included only to the extent that the aggregate amount of dividends or distributions (the fair value of which, if other than cash, to be determined by the Board of Directors, in good faith) by such Subsidiary or Homebuilding Joint Venture to the Company or to any of its consolidated Restricted Subsidiaries exceeds the aggregate amount of unpaid loans or advances and unreturned capital contributions made by the Company or any Restricted Subsidiary in or to such Subsidiary or Homebuilding Joint Venture.

               "Consolidated Net Worth" of the Company means consolidated stockholders' equity less any increase in stockholders' equity of each of the Unrestricted Subsidiaries subsequent to December 31, 1997 attributable to the Company or any of its Restricted Subsidiaries, as determined in accordance with generally accepted accounting principles as in effect on the date of the issuance of the Notes.

               "Consolidated Tangible Net Worth" with respect to the Company means the consolidated stockholders' equity of the Company, as determined in accordance with generally accepted accounting principles, as in effect on the date of the issuance of the Notes, less (i) that portion of any increase in each of the Unrestricted Subsidiaries' stockholders' equity subsequent to December 31, 1997 attributable to the Company or any of its Restricted Subsidiaries, as determined in accordance with generally accepted accounting principles, as in effect on the date of the issuance of the Notes, and
          (ii) the Intangible Assets of the Company and the

          Restricted Subsidiaries. "Intangible Assets" means the amount (to the extent reflected in determining consolidated stockholders' equity) of
          (A) all write-ups (other than write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) in the book value of any asset owned by the Company or any Restricted Subsidiary, and (B) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles.

               "Disqualified Stock" means, with respect to any person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise; (ii) is convertible or exchangeable, at the option of the holder thereof, for Indebtedness or Disqualified Stock; or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to February 15, 2009. Notwithstanding the foregoing, "Disqualified Stock" shall not include Capital Stock which is redeemable solely pursuant to a change in control provision that does not (A) cause such Capital Stock to become redeemable in circumstances which would not constitute a Change of Control and (B) require the Company to pay the redemption price therefor prior to the repurchase date specified under "Change of Control" above.

               "EBITDA" of the Company for any period means the sum of Consolidated Net Income plus Consolidated Interest Expense plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense,
          (ii) depreciation expense, (iii) amortization expense and (iv) all other non-cash items reducing Consolidated Net Income (other than items that will require cash payments in the future and for which an accrual or reserve is, or is required by generally accepted accounting principals as in effect on the date of issuance of the Notes to be, made), less all non-cash items increasing Consolidated Net Income, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

               "Hedging Obligations" of any person means the net obligations of such person pursuant to any Interest Rate Agreement or any foreign exchange contract, currency swap agreement or other similar agreement to which such person is a party or a beneficiary.

               "Homebuilding Joint Venture" means (i) any Unrestricted Subsidiary and (ii) any person in which the Company or any of its Subsidiaries has an ownership interest but less than a 100% ownership interest that, in each case, was formed for and is engaged in homebuilding operations.

               "Incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; provided further, however, that in the case of a discount security, neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The term "Incurrence" when used as a noun shall have a correlative meaning.

               "Indebtedness" means on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of
          (A) indebtedness of such person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable; (ii) all Capitalized Lease Obligations of such person; (iii) all obligations of such person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding accounts payable and accrued expenses arising in the ordinary course of business and which are not more than 90 days past due and not in dispute) which would appear as a liability on a balance sheet of a person prepared on a consolidated basis in accordance with generally accepted accounting principles, which purchase price or obligation is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services (provided that, in the case of obligations of an acquired person assumed in connection with an acquisition of such person, such obligations would constitute Indebtedness of such person); (iv) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such person, any Preferred Stock (but excluding, in each case, any accrued dividends); (vi) all obligations of the type referred to in clauses (i) through (v) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee; (vii) all obligations of the type referred to in clauses (i) through (vi) of other persons secured by any lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency, other than a contingency solely within the control of such person, giving rise to the obligation, of any contingent obligations as described above at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with generally accepted accounting principles.

               "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

               "Investment" in any person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such person) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such person.

               "Mortgage" means a first priority mortgage or first priority deed of trust on improved real property.

               "Net Income" of any person means the net income (loss) of such person, determined in accordance with generally accepted accounting principles, as in effect on the date of issuance of the Notes; excluding, however, from the determination of Net Income all gains (to the extent that they exceed all losses) realized upon the sale or other disposition (including, without limitation, dispositions pursuant to sale leaseback transactions) of any real property or equipment of such person, which is not sold or otherwise disposed of in the ordinary course of business, or of any capital stock of such person or its subsidiaries owned by such person.

               "Net Proceeds" means with respect to any sale, assignment, exchange, lease, transfer or other disposition of assets, the consideration received by the Company (or a Restricted Subsidiary, as the case may be) for such disposition after (a) provision for all income and other taxes resulting from such asset disposition, (b) payment of all brokerage commissions, underwriting, legal, accounting, appraisal and other fees and expenses related to such asset sale and
          (c) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve, in accordance with generally accepted accounting principles, against any liabilities associated with the assets sold or disposed of in such asset disposition and retained by the Company or a Restricted Subsidiary after such asset sale, including, without limitation, pension and other post-employment benefit liabilities and against any indemnification obligations associated with the assets sold or disposed of in such asset sale.

               "Non-Recourse Indebtedness" means Indebtedness or other obligations secured by a lien on property to the extent that the liability for such Indebtedness or other obligations is limited to the security of the property without liability on the part of the Company or any Subsidiary (other than the Subsidiary which holds title to such property) for any deficiency.

               "Person" means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, unincorporated organization, or government or any agency or political subdivision thereof.

               "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

               "Refinance" means, in respect of Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinancing" shall have a correlative meaning.

               "Restricted Investment" means any loan, advance, capital contribution or transfer (including by way of guaranty or other similar arrangement) in or to any Unrestricted Subsidiary, Homebuilding Joint Venture or any person in which the Company, directly or indirectly, has an ownership interest but less than 100 percent ownership interest; provided, however, that loans, advances, capital contributions or transfers (including by way of guaranty or other similar arrangement) to a Homebuilding Joint Venture shall be counted as a Restricted Investment only to the extent that the aggregate at any one time outstanding of all such amounts expended (or with respect to guaranties or similar arrangements the amounts then guaranteed) exceed, subsequent to December 31, 1996, $20 million for any one Homebuilding Joint Venture or $80 million in the aggregate for all Homebuilding Joint Ventures. Restricted Investment shall include the fair market value of the net assets of any Restricted Subsidiary that at any time is designated an Unrestricted Subsidiary. Any property transferred to an Unrestricted Subsidiary, and the net assets of a Restricted Subsidiary that is designated an Unrestricted Subsidiary, shall be valued at fair market value at the time of such transfer, in each case as determined by the Board of Directors of the Company in good faith. The net assets of Panel Concepts shall not be counted as a Restricted Investment if (i) a sale of all or a portion of the Capital Stock of Panel Concepts causes Panel Concepts to become an Unrestricted Subsidiary; (ii) at the time of such sale, the net book value of the assets of Panel Concepts represent less than 10 percent of the consolidated assets of the Company and its Restricted Subsidiaries; and (iii) the net proceeds of any such sale and any subsequent sale of the Capital Stock of Panel Concepts to any person other than the Company or any Restricted Subsidiary are paid or distributed to the Company or any Restricted Subsidiary.

               "Restricted Subsidiary" means any Wholly-Owned Subsidiary that has not been designated an Unrestricted Subsidiary.

               "Subsidiary" means a corporation, a majority of the capital stock with voting power to elect directors of which is directly or indirectly owned by the Company and its Subsidiaries, or any person in which the Company and its Subsidiaries have at least a majority ownership interest.

               "Unrestricted Subsidiary" means (i) any Subsidiary in which the Company, directly or indirectly, has less than a 100% ownership interest; (ii) any Wholly Owned Subsidiary which in accordance with paragraph (m)(viii) above has been designated in a resolution adopted by the Board of Directors of the Company as an Unrestricted Subsidiary, in each case unless and until such Subsidiary shall be designated as a Restricted Subsidiary in accordance with paragraph
          (m)(viii) above; and (iii) any Wholly-Owned Subsidiary a majority of the voting stock of which shall at the time be owned directly or indirectly by one or more Unrestricted Subsidiaries.

               "Voting Stock", with respect to any person, means securities of any class of Capital Stock of such person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors of such person.

               "Warehouse Facility" means a Bank Credit Facility to finance the making of Mortgage loans originated by the Company or any of its Subsidiaries.

               "Wholly Owned Subsidiary" means a Subsidiary, all of the capital stock (whether or not voting, but exclusive of directors' qualifying shares) of which is owned by the Company or a Wholly-Owned Subsidiary.


                  (remainder of page left intentionally blank)

          Each of the undersigned, for himself, states that he has read and is familiar with the provisions of Article Two of the Indenture relating to the establishment of a series of Securities thereunder and the establishment of forms of Securities representing a series of Securities thereunder and, in each case, the definitions therein relating thereto; that he is generally familiar with the other provisions of the Indenture and with the affairs of the Company and its acts and proceedings and that the statements and opinions made by him in this Officers' Certificate are based upon such familiarity; and that he has made such examination or investigation as is necessary to enable him to determine whether or not the covenants and conditions referred to above have been complied with; and in his opinion, such covenants and conditions have been complied with.

          IN WITNESS WHEREOF, the undersigned has hereunto signed this Certificate on behalf of the Company this 10th day of February, 1998.


                              STANDARD PACIFIC CORP.



                              By:_______________________________
                              Name:  Stephen J. Scarborough
                              Title: President


                              By:_______________________________
                              Name:  Andrew H. Parnes
                              Title: Vice President-Finance,
                                     Treasurer and Chief
                                     Financial Officer

                                                                      EXHIBIT A
NO. R-1              STANDARD PACIFIC CORP.                         $[_________]

                                                         CUSIP NO.:  [_________]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXCEPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED THAT IN THE CASE OF A TRANSFER PURSUANT TO THIS CLAUSE (D), SUCH TRANSFER IS EFFECTED BY THE DELIVERY TO THE TRANSFEREE OF DEFINITIVE SECURITIES REGISTERED IN ITS NAME (OR ITS NOMINEE'S NAME) IN THE BOOKS MAINTAINED BY THE REGISTRAR, AND IS SUBJECT TO THE RECEIPT BY THE REGISTRAR (AND THE COMPANY, IF IT SO REQUESTS) OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR THE REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     Standard Pacific Corp., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of [____________] Million Dollars ($[____________]) on February 15, 2008.

                            8% SENIOR NOTE DUE 2008
              Interest Payment Dates:  February 15 and August 15
                    Record Dates:  February 1 and August 1


Dated:  February 10, 1998



                              STANDARD PACIFIC CORP.


                              By:______________________________________

                              Name:____________________________________

                              Title:___________________________________



Attest:


________________________________________
          Secretary



TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This Note is one of the Securities
referred to in the within
mentioned Indenture.


                              UNITED STATES TRUST COMPANY OF NEW YORK, as
                              Trustee


                              By:______________________________________
                                    Authorized Signatory

                             STANDARD PACIFIC CORP.


                            8% SENIOR NOTE DUE 2008


1.   Interest.

     Standard Pacific Corp., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on February 15 and August 15 of each year (the "Interest Payment Date"), commencing August 15, 1998.
Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 10, 1998 or, in the case of a note issued after August 15, 1998, the Interest Payment Date next preceding the date of issuance of such note. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Overdue principal and, to the extent payment of such interest shall be legally enforceable, overdue installments of interest shall bear interest at the rate per annum shown above.

2.   Method of Payment.

     The Company will pay interest on the Notes (except default interest, which shall be payable in the manner provided in Section 2.13 of the Indenture) to the persons who are registered holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date (the "Record Date"). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by its check payable in such money. It may mail an interest check to a Holder's registered address.

3.   Paying Agent and Registrar.

     Initially, United States Trust Company of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture.

     The Company issued the Notes under an Indenture dated as of April 1, 1992 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S)77aaa-77bbbb) (the "Act") as in effect on the date of the Indenture and as may be amended from time to time, and those incorporated by reference into the Indenture pursuant to an Officers' Certificate of the Company dated February 10, 1998 (the "Officers' Certificate") delivered pursuant to Sections 2.01 and 2.03(a) of the Indenture. The Notes are subject to and governed by all such terms, and holders of Notes are referred to the Indenture, the Officers' Certificate and the Act for a statement of them. All capitalized terms used in this Note and not otherwise defined herein shall have the meanings set forth in the Indenture and the Officers' Certificate. The Notes are general unsecured obligations of the Company limited to the aggregate principal amount of $175,000,000.

5.   Optional Redemption.

     The Notes will not be redeemable at the option of the Company prior to February 15, 2003. Thereafter, the Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 15 of the years set forth below:

                                                         Redemption
          Year                                              Price
          ----                                           ----------
          2003...........................................   104.00%
          2004...........................................   102.67%
          2005...........................................   101.33%
          2006 and thereafter............................   100.00%

6.   Notice of Redemption.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part. On and after the redemption date interest ceases to accrue on Notes or portions of them called for redemption.

7.   Selection.

     If less than all of the Notes are to be redeemed, the Trustee will select the Notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

8.   Mandatory Repurchase Obligation.

     If there is a Change of Control of the Company, the Holder of this Note shall have the right to require the Company to repurchase all or a portion of this Note at a purchase price equal to 101% of the principal amount hereof plus accrued and unpaid interest to the date of repurchase, as provided in, and subject to the terms of, the Indenture. In addition, under certain circumstances, if the Company fails to maintain a certain specified minimum Consolidated Net Worth or engages in certain asset sales, the Company shall be required to offer to purchase a portion of the aggregate principal amount of Notes outstanding together with accrued and unpaid interest to the date of purchase, as provided in, and subject to the terms of, the Indenture.

9.   Denominations, Transfer, Exchange.

     If the Notes are issued in global form, and this Note contains a legend in the face hereof to such effect, the provisions of this Section 9 shall be deemed superseded by such legend and Section 3(c) of the Officers Certificate, to the extent the provisions of this Section 9 are inconsistent with such legend of
Section 3(c).

     The Notes are issuable in registered form, without coupons, in denominations of $1,000 and any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of any authorized denomination, as requested by the Holder surrendering the same, upon surrender of the Note or Notes to be exchanged at any office or agency where Notes may be presented for registration of transfer.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Notes is registrable in the register of Notes upon surrender of a Note for registration of transfer at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or at the office of any transfer agent hereafter designated by the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

     No service charge shall be made by the Company, the Trustee or the Registrar for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith (other than exchanges pursuant to Sections 2.11, 3.06 or 9.05 of the Indenture not involving any transfer).

10.  Person Deemed Owner.

     The registered holder of a Note may be treated as the owner of it for all purposes.

11.  Amendment, Waiver.

     The Indenture permits, in certain circumstances therein specified, the amendment thereof without the consent of the Holders of the Notes. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations under the Indenture of the Company and the rights of Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holders shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

12.  Successor Corporation.

     When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

13.  Defaults and Remedies.

     The following are Events of Default: (i) failure by the Company to pay interest on the Notes when due which default continues for a period of 30 days or the principal of the Notes when due; (ii) failure by the Company to perform any other covenant in the Notes or the Indenture for 45 days after receipt by the Company of a Notice of Default; (iii) default under any mortgage, indenture (including the Indenture) or instrument under which is issued or which secures or evidences Indebtedness of the Company or any Restricted Subsidiary (other than Non-Recourse Indebtedness) which default constitutes a failure to pay principal of such Indebtedness in an amount of $20,000,000 or more when due and payable (other than as a result of acceleration) or results in Indebtedness (other than Non-Recourse Indebtedness) in the aggregate of $20,000,000 or more becoming or being declared due and payable before it would otherwise become due and payable; (iv) entry of a final judgment for the payment of money against the Company or any Restricted Subsidiary in an amount of $5,000,000 or more which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal such judgment has expired or become subject to an enforcement proceeding; or (v) certain events of bankruptcy, insolvency or reorganization.

     In case an Event of Default (other than arising out of certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes at the time Outstanding, by notice in writing to the Company (and to the Trustee if given by the Holders), may declare to be due and payable immediately that portion of the principal amount of the Notes at the time Outstanding and accrued and unpaid interest if any, to the date of acceleration and upon such declaration the same shall become and be immediately due and payable. In case an Event of Default arising out of certain events of bankruptcy, insolvency or reorganization occurs and is continuing, the outstanding principal of and accrued and unpaid interest if any, on the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any of the Holders.

     Such declaration or acceleration and its consequences may be rescinded by Holders of a majority in aggregate principal amount of Notes at the time Outstanding if all existing Events of Default have been cured or waived (except non-payment of principal that has become due solely because of the acceleration) and if the rescission would not conflict with any judgment or decree.

     An existing Default (other than a default in payment of principal of or interest on the Notes or default with respect to a provision which cannot be modified under the terms of the Indenture without the consent of each Note Holder affected) may be waived by the Holders of a majority in aggregate principal amount of Notes at the time Outstanding upon the conditions provided in the Indenture.

14.  Trustee Dealings with Company.

     United States Trust Company of New York, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates, with the same rights it would have if it were not Trustee.

15.  No Recourse Against Others.

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16.  Authentication.

     This Security shall not be valid until the Trustee signs the certificate of authentication on the second page of this Note.

                                 ABBREVIATIONS


       The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


       TEN COM - as tenants in common     UNIF GIFT MIN ACT......Custodian.....
                                          (Cust.)      (Minor)
       TEN ENT - as tenants by the                   Under Uniform Gifts to
                 entireties                          Minors Act

       JT TEN -  as joint tenants with right
                 of survivorship and not as
                                                           .....................
                 tenants in common                                (State)

    Additional abbreviations may also be used though not in the above list.


                            -----------------------

                                ASSIGNMENT FORM

       FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


Please Insert Social Security or Employer
Identification Number of Assignee

--------------------------------------
         -          -
--------------------------------------

________________________________________________________________________________
                  Please Print or Typewrite Name and Address
                     Including Postal Zip Code of Assignee

_____________________________________________________________________________the
within Security and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________attorney to Transfer said Security on the books of the Company, with full power of substitution in the premises.


Dated: ______________________________  Signature _______________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within note in every particular, without alteration or enlargement or any change whatever.

                            CERTIFICATE OF TRANSFER
                            -----------------------

          In connection with the transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Securities and Exchange Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resale of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) February 10, 2000, the undersigned confirms that it has not utilized any general solicitation or general advertisement in connection with this transfer and that this Security is being transferred:

                                  [Check One]

(1)  _________  to the Company or a subsidiary thereof; or

(2)  _________  pursuant to and in compliance with Rule 144A under the
                Securities Act; or

(3)  _________  to an institutional "accredited investor" (as defined in Rule
                501(a)(1),(2),(3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which can be obtained from the Trustee); or

(4)  _________  outside of the United States to a "Non-U.S. Person" in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)  _________  pursuant to an exemption from registration provided by Rule 144 under the Securities Act; or

(6)  _________  pursuant to an effective registration statement under the
                Securities Act; or

(7)  _________  pursuant to another available exemption from the registration requirements of the Securities Act.

          Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this Certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4),
(5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

          If none of the foregoing items is checked, the Trustee shall not be obligated to register this Security in the name of any person other than the Holder hereof, unless and until the conditions to any such transfer of registration set forth herein and in paragraph (c)(iv) of the Officers' Certificate, dated February 10, 1998, relating to the Securities shall have been satisfied.

Dated:_______________


Your Signature:_________________________
               Sign exactly as your name
               appears on the first page
               of this Security

             TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED


          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and the undersigned is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information, regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:


Signature:_________________________________
          Name:
          Title:

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have this Note purchased or redeemed by the Company pursuant to the Indenture, check the box:

          [_]

          If you want to elect to have only part of this Security purchased by the Company pursuant to paragraphs 3(j), 3(m)(i) or 3(m)(v) of the Officers' Certificate adopted pursuant to Sections 2.01 and 2.03 of the Indenture, state the amount.

$_____________

Date:_________________  Your Signature:_________________________________________
                                       (Sign exactly as your name appears on the first page of this Security)

Signature Guarantee:_____________________________

NOTICE: Signature(s) must be guaranteed by a member firm of a major stock exchange or a commercial bank or Trust company.

                                                                       EXHIBIT B


                FORM OF INSTITUTIONAL ACCREDITED INVESTOR LETTER


     We are delivering this letter in connection with a proposed purchase of 8% Senior Notes due 2008 (the "Notes") of Standard Pacific Corp. (the "Company").

     We hereby confirm that:

          (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor");

          (ii) any purchase of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors;

          (iii) in the event that we purchase Notes, we will acquire Notes having a minimum purchase price of at least $100,000 for our own account and for each separate account for which we are acting;

          (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Notes;

          (v) we are not acquiring Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

          (vi) we acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Notes.

     We understand that the Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire Notes, that such Notes may be offered, resold, pledged or otherwise transferred only (i) to a person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144, outside the

United States in a transaction meeting the requirements of Rule 904 under the Securities Act, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (ii) to the Company or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar will not be required to accept for registration of transfer any Notes, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that the Notes purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph.

     We acknowledge that you and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

     THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                         ________________________________
                         (Name of Purchaser)

                         By:  ___________________________

                         Name:

                         Title:

               Address:  ________________________________

                         ________________________________

                         ________________________________

                                                                       EXHIBIT C
                      FORM OF CERTIFICATE TO BE DELIVERED
             IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S


                                                                          [Date]


United States Trust Company
  of New York
[Address]



          Re:  Standard Pacific Corp (the "Company")
               8% Senior Notes Due 2008 (the "Note")
               -------------------------------------


Ladies and Gentlemen:

          In connection with the proposed sale of $__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) The offer of the Notes was not made to a person in the United States;

          (2) Either (a) at the time the buy offer was originated, the transferee was outside of the United States or we and any person acting on our behalf reasonably believe that the transferee was outside of the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged for a buyer in the United States;

          (3) No directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) The transaction is not part of a plan or a scheme to evade the registration requirements of the Securities Act; and

          (5) We have advised the transferee of the transfer restrictions applicable to the Notes.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a

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

copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,

                              [Name of Transferor]



                              By:______________________________
                                 Authorized Signature

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